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                        BOLT BERANEK AND NEWMAN INC.
                               EXHIBIT 10.1
                        DEFERRED COMPENSATION PLAN


     1. IN GENERAL. Bolt Beranek and Newman Inc. (the "Company") has established this Deferred Compensation Plan (the "Plan") to further its business interests by providing eligible employees an opportunity to defer a portion of their compensation of an unfunded, nonqualified basis as hereinafter provided. The Plan shall be effective April 1, 1995.

     2. DEFINED TERMS. As used in the Plan, the following terms have the meanings associated with them below:

     "Account": A memorandum account maintained by the Administrator to reflect the Employer's unfunded deferred compensation obligation to a participant hereunder, including where the context requires any sub-account. The fact that the Company may cause a portion of its general assets, including assets held in any so-called "rabbi trust" or similar account, to be invested so as to yield results intended to approximate notional returns under the Plan shall not affect the unfunded nature of the Plan nor the rights of Participants hereunder.

     "Administrator": The Deferred Compensation Committee, whose members are appointed by the Board and serve at the Board's pleasure, or such other committee, person or persons as the Board may designate. The term "Administrator" shall also include delegates of any of the foregoing.

     "Board":  The Board of Directors of the Company.

     "Code":  The federal Internal Revenue Code, as amended.

     "Earnings Measure": An interest rate, stock index, bond index, mutual fund or other objective external measure of investment performance specified by the Administrator for purposes of measuring and crediting notional earnings under Section 4 (b) below.

     "Eligible Employee":  An individual employed by an Employer who is
     (i) determined by the Administrator to qualify as a "highly compensated or management" employee for purposes of Sections 201 (a)
     (2), 301 (a) (3) and 401 (a) (1) OF ERISA, and (ii) designated by the Administrator as eligible to participate in the Plan, provided that such delegation has not been revoked by the Administrator.

     "Eligible Pay": Except as otherwise determined by the Administrator, Eligible Pay shall include base salary plus incentive bonuses. The Administrator in its discretion may include other remuneration in, or exclude categories of remuneration from, the definition of "Eligible Pay," either in general or in particular cases.

     "Employer":  The Company and its Subsidiaries, or any of them.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Fiscal Year":  The Company's fiscal year, which ends June 30.

     "Participant":  An Eligible Employee who participates in the Plan.
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     "Subsidiary":  A corporation in which the Company holds, directly or indirectly, stock possessing 50% or more of the total voting power, and any other corporation or unincorporated trade or business that the Board designates as a Subsidiary for purposes of the Plan.

     3.   DEFERRAL ELECTION.

          (a) IN GENERAL. Each Eligible Employee may elect to defer hereunder a specified portion or percentage of his or her base salary and other Eligible Pay for any Fiscal Year. Each such deferral shall be made by the Participant's delivery to the Administrator of a deferral election on or before the date specified by the Administrator, but in any case (except as provided in (b) below) prior to the first day of the Fiscal Year to which the deferral election relates.

          (b) FIRST YEAR OF PARTICIPATION. Notwithstanding (a) above, an individual who first becomes eligible to participate in the Plan during the course of a Fiscal Year (including any individual who becomes eligible to participate upon initial establishment of the
     Plan) may elect to defer a specified portion or percentage of his or her Eligible Pay for the remainder of the year by delivering to the Administrator a deferral election within 30 days of being notified of eligibility, such election to take effect as of the first day of the month next following receipt by the Administrator of such form or forms (the "initial effective date"). An election under this paragraph shall be effective as to base salary for the period commencing on the initial effective date and ending on the last day of the year, plus any incentive bonuses for the year.

          (c) LIMITS. Except as otherwise determined by the Administrator, an Eligible Employee may elect to defer (i) only that portion of his or her base salary for any Fiscal Year which exceeds the then limitation under Section 401 (a) (17) of the Code (as determined by the Administrator), plus (ii) all or any portion of his or her other Eligible Pay, if any. In applying (i) above to an Eligible Employee eligible to participate in the Plan for a full Fiscal Year, the limitation amount under Section 401 (a) (17) of the Code shall be treated as allocable on a prorated basis to each pay period within the Fiscal Year, with the base salary (if any) in excess of such prorated amount for each such pay period treated as eligible for deferral hereunder. In the case of any Eligible Employee eligible to participate for less than a full Fiscal Year, the Administrator shall apply the limitation of (i) above in such reasonable manner as it determines in its discretion (including any complete or partial waiver of such limitation), with a view toward maximizing opportunities for deferral without reducing a participant's compensation eligible to be taken into account under the Bolt Beranek and Newman Inc. Retirement Trust. The Administrator may impose a minimum deferral amount for anyone electing to participate in the Plan.

          (d) FORM OF ELECTION; IRREVOCABILITY. Each deferral election shall be made in writing on a form prescribed by the Administrator.
     The Administrator may condition the effectiveness of any election upon the delivery by the Participant of such other form or forms as the Administrator may prescribe. A deferral election applicable to Eligible Pay to be earned in a particular Fiscal Year shall be irrevocable once that year has begun (or, in the case of an initial year of participation described in (b) above, once the 30-day election period has expired).
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     4.   ACCOUNTS; CREDITS.  For each Participant, the Administrator shall maintain an Account reflecting deferrals and notional earnings as hereinafter provided.

          (a) DEFERRAL CREDITS. Each amount deferred by a Participant under Section 3 above shall be credited to the Participant's Account as of the date it would have been paid absent the deferral. In addition, for each Fiscal Year during the continuation of this Plan the Administrator shall credit such additional amounts, if any, to Participant Accounts (including an Account maintained hereunder for any Eligible Employee who is not otherwise participating in the Plan) as the Board in its complete discretion may determine, each such amount to be credited as of such date or dates as the Administrator may determine. Amounts, if any, credited pursuant to the immediately preceding sentence may differ among Participants or groups of Participants (including Eligible Employees not otherwise participating in the Plan), and nothing herein shall be construed as obligating the Board to determine or provide for any such credits for any Fiscal Year.

          (b) NOTIONAL EARNINGS. Not less frequently than annually, the Administrator shall adjust each Participant's Account to reflect notional earnings. Notional earnings shall be based on such Earnings Measure or Measures as the Administrator shall specify. The Administrator may, but need not, permit Participants to (i) select the Earnings Measures that will apply to their Accounts from among those specified by the Administrator, and (ii) change such Measures prospectively at any time. The Administrator shall have the absolute discretion at any time to alter or amend the Earnings Measures used in valuing and adjusting Accounts; provided, that the Administrator may not, without the written consent of the affected Participant, alter any Earnings Measure retroactively to the extent that the effect of such alteration would be to reduce the balance of the Participant's Account below what it was immediately prior to such alteration. Nothing herein shall be construed as obligating the Administrator or any Employer to set aside assets or establish a trust or other fund for purposes of the Plan.

          (c) FICA/MEDICARE TAXES, ETC.. To the extent any amount deferred or credited hereunder to the Account of a Participant is treated as "wages" for FICA/Medicare or FUTA tax purposes on a current basis rather then when distributed, all as determined by the Administrator, then the Administrator shall require that the Participant either (i) timely pay such taxes in cash by separate check to the Employer, or (ii) make other arrangements satisfactory to the Employer (e.g., additional withholding from other wage payments) for the payment of such taxes. To the extent a Participant fails to pay or provide for such taxes as required, the Administrator may suspend the Participant's participation in the Plan or reduce amounts credited or to be credited hereunder.

     5. PAYMENT OF DEFERRED AMOUNTS. The Participant's Employer shall make distributions of Account balances as provided in this Section. All distributions shall be in cash.

          (a)  TIME OF DISTRIBUTION.  At the time of a Participant's deferral election under Section 3 above, the Participant may elect to receive all or any portion of the amount then being deferred, adjusted for notional earnings as described at Section 4(b) above, in a single lump sum at or as soon as practicable following a fixed date specified in such election (not earlier than the third anniversary of the
     effective date of the election)   (a "fixed-term deferral"); provided,
     that if the Participant's employment terminates prior to the date so
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     specified, any amounts subject to the "fixed-term deferral"  then remaining to the Participant's Account shall be distributed (or commence to be distributed) upon such termination of employment. Any amounts deferred under the Plan that are not subject to a "fixed-term deferral" shall be distributed upon termination of the Participant's employment whenever occurring. The Administrator may impose additional limitations on fixed-terms deferrals and shall establish such sub-Accounts as are necessary to administer the provisions of this Section.

          Notwithstanding the foregoing, the Administrator may defer payment of a fixed-term deferral beyond its scheduled payment date if in the judgment of the Administrator such deferral is necessary to avoid disallowance of a deduction under Section 162 (m) of the Code. Amounts, if any, deferred pursuant to the preceding sentence shall be paid or commence to be paid not later than the date Section 162 (m) would no longer limit the deductibility of such payment, as reasonably determined by the Administrator.

          (b)  FORM OF DISTRIBUTIONS.   All fixed-term deferrals
     distributed prior to termination of employment shall be distributed in a single lump sum. The remainder of a Participant's Account shall be distributed, as the Participant elects (a "form of payment election"), either in a single lump sum following termination of employment or in installments that commence following termination of employment and continue over a period not to exceed ten years, subject to the following:

               (i) A Participant may at any time change his or her form of payment election, but only one form of payment election shall be in effect at any time and it shall control the manner in which the entirety of the Participant's Account, other than portions thereof subject to a fixed-term election, will be paid.

               (ii) No change in a form of payment election shall be effective unless made more than two years prior to termination of employment.

               (iii) If a Participant's employment terminates other than by reason of (A) retirement at or after age 65, (B) retirement with the consent of the Company at or after age 55 but before age 65, (C) disability (as determined by the Administrator), or (D) death, then notwithstanding any form of payment election then in effect, the entirety of the Participant's remaining Account shall be distributed in three annual installments or on such accelerated basis as the Administrator, in its sole discretion, may direct if the Administrator determines that an accelerated distribution would be in the best interests of the Company.

     In the absence of any effective form of payment election, a Participant's Account shall be distributed in a single lump sum.

          (c)  SMALL ACCOUNTS; DISTRIBUTIONS AT DEATH.  If the
     Participant's Account at termination of employment is $50,000 or less, or if the Participant should die at any time prior to complete distribution of his or her Account, then notwithstanding (a) and (b) above the Account or remaining Account shall be distributed promptly in a single lump sum payment.

          (d) INSTALLMENT PAYMENTS. Except as hereinafter provided, the amount of any installment payment under (b) above shall be determined by dividing the Participant's Account or remaining Account by the number of installments remaining to be paid.  If a Participant so
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     elects (subject to such limitations as the Administrator may prescribe), however, the fractions applied in determining each installment payment may be varied (for example, by providing that 50% of an Account is distributed in the first installment year, with the balance distributed over the remainder of the installment period).
     Any such election shall be made at the time of deferral under
     Section 3, with any changes subject to the rules of (b) above. The declining balance of the Account shall continue to be credited with notional earnings determined under Section 4(b) above until distributed in full; provided, that if the Account becomes payable otherwise than on account of (i) retirement at or after age 65, (ii) retirement with the consent of the Company at or after age 55 but before age 65, (iii) disability (as determined by the Administrator), or (iv) death, the Administrator may determine notional earnings during any installment payout period described in (b)(iii) above on the basis of such interest-rate or other measure or measures as the Administrator may determine (which measure or measures may, but need not, be the same as the Earnings Measure or Measures previously applicable to the Participant's Account).

          (e) DESIGNATION OF BENEFICIARY(IES). Each Participant shall designate in writing, on such form and subject to such conditions as the Administrator shall prescribe (including, in the Administrator's discretion, spousal consent in the case of married Participants), a beneficiary or beneficiaries to receive any amounts remaining to be paid hereunder at the Participant's death; but if no such beneficiary designation is in effect at the time of the Participant's death, or if the Participant's beneficiary(ies) do(es) not survive the Participant, the Administrator shall cause any such remaining benefits to be paid to the executor or administrator of the Participant's estate.

          (f) HARDSHIP. If a Participant suffers an unforeseeable financial emergency (caused by an event beyond the Participant's control) prior to the payment in full of his or her Account, the Participant may apply in writing for an extraordinary distribution under this paragraph. If the Administrator in its discretion determines that an unforeseeable financial emergency has occurred, the Participant's Employer will pay the Participant an amount equal to the least of the following amounts: (i) the then balance of the Participant's Account; (ii) the amount determined by the Administrator to be necessary to meet the emergency (including applicable taxes); and (iii) the maximum amount which, in the Administrator's determination, may be distributed without causing any remuneration payable to the Participant to fail to be deductible by reason of
     Section 162(m) of the Code.

          (g) TAXES. All distributions under the Plan shall be subject to reduction for applicable tax withholding.

     6. ASSIGNMENT. Each Employer's obligations under the Plan shall be binding upon its successors and assigns. The rights of Participants and beneficiaries under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of such Participants and beneficiaries. Any attempt by any person other than Participants or their beneficiaries to bring a claim under the Plan shall be null and void.

     7. PLAN TO BE UNFUNDED, ETC. The Plan is intended to be a "pension plan" (within the meaning of Section 3(2) of ERISA) that is unfunded for ERISA and tax purposes and that qualifies for the exemptions described in ERISA Sections 201(a)(2), 301(a)(3) and 401(a)(1). The Administrator shall be the "plan administrator" of the Plan and shall have discretion to construe its terms and determine each Eligible Employee's or Participant's
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eligibility for deferrals or distributions hereunder.  If any person claims any benefit hereunder, the Administrator shall make and communicate its decision with respect to the claim within 90 days from the date the claim was received. Where special circumstances require additional time for processing the claim, the ninety-day response period may be extended by the Administrator to 180 days. If the Administrator does not render a written determination prior to the expiration of such 90-day (or 180-day) period, the claim will be deemed denied. If a claim hereunder is denied, the claimant may, within 60 days of such denial, appeal the denial by written request for review delivered to the Board or its designate, which request may include a request to review pertinent documents and to submit issues and comments in writing. The board or its designate shall render a decision on the appeal within 60 days (or, if special circumstances require an extension of the time for processing, 120 days) after receipt of the request for review; but if no written decision is rendered within such period(s), the appeal will be deemed denied.

     Nothing in this Section or in Section 4(b) shall be construed as prohibiting the Employer from establishing and maintaining a "rabbi trust" or similar trust or account in connection with the Plan, so long as the maintenance and funding of such a trust or account does not jeopardize the unfunded status of the Plan under ERISA or effective tax deferral under the Code.

     8. NO CONTRACT OF EMPLOYMENT. By participating in the Plan, each Participant expressly acknowledges and agrees that (i) nothing in the Plan or in its operation, including deferrals hereunder, limits the right of the Company or any other Employer to terminate the employment of the Participant at any time, with or without cause, and that (ii) neither he or she, nor his or her beneficiaries, will claim lost compensation or tax benefits associated with discontinuance of participation in the Plan as damages or as a measure of damages in connection with any termination of employment.

     9. PAYMENT OF LEGAL FEES, ETC. The Company shall promptly reimburse any Participant or former Participant for reasonable expenditures
(including reasonable attorney's fees) incurred by the individual to enforce his or her rights under the Plan, but only if (a) the individual has first made written demand to the Administrator for a benefit, stating the basis for his or her claim, and the claim has been denied or deemed denied under the provisions of Section 7 above; and (b) there has been a "change in control" of the Company. For purposes of this Section, a "change in control" of the Company will be deemed to have occurred if (i) any individual, company or other entity (including a "group" within the meaning of section 13(d) of the Securities Exchange Act of 1934, as amended
(the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities, (ii) there is a change of control of the Company of a kind which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act (or a similar item in a similar schedule or form), whether or not the Company is then subject to such reporting requirement, (iii) the Company is a party to a merger, consolidation, sale of assets, or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (iv) individuals who, at April 1, 1995, constitute the Board cease for any reason to constitute a majority thereof; provided, however, that any director who is not in office at April 1, 1995 but whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at April 1, 1995 or whose election or nomination for election was previously so approved shall be deemed to have
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been in office at April 1, 1995 for purposes of this definition.
Notwithstanding the foregoing, a "change in control" of the Company will not be deemed to have occurred solely because of the acquisition of securities of the Company (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by the Company for its employees.

     10. AMENDMENT AND TERMINATION. The Board may terminate the Plan at any time and may amend the Plan at any time and from time to time, with or without retroactive effect, including without limitation amendments that change the form or timing of distributions; provided, that no such action shall, without the consent of the affected Participant, reduce the balance of any Participant's Account below what it was immediately prior to the taking of such action. If it determines such action to be necessary to preserve or reinstate the Plan's status as a "top hat" plan under Sections 201(a)(2), 301(a)(3) or 401(a)(1) of ERISA, or to ensure effective tax deferral under the Plan, the Administrator may at any time exclude any individual from Participation in the Plan or may make such other changes in the deferral or distribution rules hereunder as are reasonably determined by the Administrator to be necessary to accomplish such result or results. Upon termination of the Plan in general or as to any Participant or group of Participants (including exclusion of any Participant as described in the preceding sentence), the Administrator may, but need not, provide for immediate distribution of Accounts to the affected Participant or Participants.

     11. ADMINISTRATION OF THE PLAN. The Administrator shall have full power to interpret and administer the Plan and determine the eligibility of any person for benefits hereunder and the amount of any such benefit, in its discretion. Without limiting the foregoing, the Administrator shall have full discretionary power and authority, not inconsistent with the express provisions of the Plan, to select those individuals who may participate in the Plan; to determine their remuneration eligible for deferral under the Plan; to determine their eligibility to commence receipt of benefits (including, without limitation, any determination as to the proper treatment of leaves of absence and other periods when an individual is not actively rendering service to the Employer); to adopt, alter, and repeal such rules, guidelines and procedures for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to prescribe the form of any election under the Plan; and otherwise to supervise the administration of the Plan. Any discretionary action by the Administrator under the Plan that affects the rights or benefits under the Plan of an individual who is a member of the Administrator (other than an action of general applicability to all Participants) must be approved by the Compensation and Stock Option Committee of the Board.



                                       BOLT BERANEK AND NEWMAN INC.

                                     By       Stephen P. Heinrich
                                       -----------------------------
                                              Stephen P. Heinrich

Date:  March 20, 1995
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